UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2007

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 14, 2007, Rainmaker Systems, Inc. (the “Company”) completed an organizational change pursuant to which Mr. Clinton J. Hauptmeier will leave the Company effective September 13, 2007. Mr. Hauptmeier was a General Manager within our lead generation business unit and one of the named executive officers identified in our Annual Report on Form 10-K filed on February 26, 2007.

(c) Larry Norris, 42, Vice President and General Manager of the Company’s Oakland, California and Montreal, Canada operations, has been promoted to General Manager of the lead generation business unit effective August 14, 2007. Mr. Norris was previously employed by CAS Systems, Inc. (“CAS Systems”) since 2002 and was named its President in 2006. He assumed the role of Vice President and General Manager of the Company’s Oakland and Montreal operations upon the Company’s acquisition of CAS Systems in January 2007. Prior to his employment with CAS Systems, Mr. Norris held a number of management positions at Sunset Direct, including President of Sunset Direct beginning in 1997. The Company acquired Sunset Direct in February 2005. Mr. Norris’ base salary for 2007 is $170,000 and his target annual bonus for 2007 is 47% of his base salary. Mr. Norris also is eligible to receive severance benefits of up to 3 months base salary in the event he is terminated without cause and otherwise as provided in his employment contract. A copy of Mr. Norris’ employment contract dated as of August 14, 2007, is filed herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Amended and Restated Executive Employment Agreement (“Norris Agreement”), dated as of August 14, 2007, by and among Rainmaker Systems, Inc. and Larry Norris.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

August 16, 2007		/s/ Steve Valenzuela
Date		(Signature)
	By:	Steve Valenzuela
	Title:	Chief Financial Officer